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                                                                Exhibit 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the registration statement of Parker-Hannifin Corporation on Form S-3 of our report dated July 31, 1997, on our audits of the consolidated financial statements and financial statement schedule of Parker-Hannifin Corporation as of June 30, 1997 and 1996, and for the years ended June 30, 1997, 1996 and 1995. We also consent to the reference to our firm under the caption "Experts."



                                        COOPERS & LYBRAND L.L.P.


Cleveland, Ohio
March 13, 1998